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NATIONAL CITY CORPORATION                                            EXHIBIT 12
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

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
                                                Three Months Ended
                                                     March 31                          Year Ended December 31
                                              ----------------------  ----------------------------------------------------------
(Dollars in Thousands)                           2000        1999        1999        1998        1997        1996       1995
--------------------------------------------------------------------  ----------------------------------------------------------

COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS:

Income before income tax expense              $  485,936  $  563,478  $2,148,613  $1,647,277  $1,640,033  $1,441,787  $1,208,000
Interest on non-deposit interest
  bearing liabilities                            403,624     285,332   1,277,054     998,753     738,923     611,741     673,000
Portion of rental expense deemed
  representative of interest                       8,741       7,759      30,567      30,397      27,597      25,053      23,563
                                              ----------------------  ----------------------------------------------------------
Total income for computation
  excluding interest on deposits                 898,301     856,569   3,456,234   2,676,427   2,406,553   2,078,581   1,904,563

Interest on deposits                             443,939     419,023   1,635,533   1,846,276   1,813,251   1,862,084   1,975,000
                                              ----------------------  ----------------------------------------------------------
Total income for computation
  including interest on deposits              $1,342,240  $1,275,592  $5,091,767  $4,522,703  $4,219,804  $3,940,665  $3,879,563
                                              ======================  ==========================================================
Fixed charges excluding interest
  on deposits                                 $  412,365  $  293,091  $1,307,621  $1,029,150  $  766,520  $  636,794  $  696,563
                                              ======================  ==========================================================
Fixed charges including interest
  on deposits                                 $  856,304  $  712,114  $2,943,154  $2,875,426  $2,579,771  $2,498,878  $2,671,563
                                              ======================  ==========================================================

Ratio excluding interest on
  deposits                                         2.18x       2.92x       2.64x       2.60x       3.14x       3.26x       2.73x
Ratio including interest on
  deposits                                         1.57x       1.79x       1.73x       1.57x       1.64x       1.58x       1.45x

COMPUTATION INCLUDING PREFERRED STOCK
DIVIDENDS:

Total income for computation
  excluding interest on deposits              $  898,301  $  856,569  $3,456,234  $2,676,427  $2,406,553  $2,078,581  $1,904,563
                                              ======================  ==========================================================
Total income for computation
  including interest on deposits              $1,342,240  $1,275,592  $5,091,767  $4,522,703  $4,219,804  $3,940,665  $3,879,563
                                              ======================  ==========================================================

Fixed charges excluding interest
  on deposits and dividends on
  preferred stock                             $  412,365  $  293,091  $1,307,621  $1,029,150  $  766,520  $  636,794  $  696,563
Pre-tax preferred stock dividends                    692         638       2,691       3,357        --         6,197      22,815
                                              ----------------------  ----------------------------------------------------------
Fixed charges including preferred
  stock dividends, excluding
  interest on deposits                           413,057     293,729   1,310,312   1,032,507     766,520     642,991     719,378

Interest on deposits                             443,939     419,023   1,635,533   1,846,276   1,813,251   1,862,084   1,975,000
                                              ----------------------  ----------------------------------------------------------
Fixed charges including interest
  on deposits and dividends on
  preferred stock                             $  856,996  $  712,752  $2,945,845  $2,878,783  $2,579,771  $2,505,075  $2,694,378
                                              ======================  ==========================================================
Ratio excluding interest on
  deposits                                         2.17x       2.92x       2.64x       2.59x       3.14x       3.23x       2.65x
Ratio including interest on
  deposits                                         1.57x       1.79x       1.73x       1.57x       1.64x       1.57x       1.44x

COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                        $  443,939  $  419,023  $1,635,533  $1,846,276  $1,813,251  $1,862,084  $1,975,000
  Interest on non-deposit interest
    bearing liabilities                          403,624     285,332   1,277,054     998,753     738,923     611,741     673,000
                                              ----------------------  ----------------------------------------------------------
    Total interest charges                    $  847,563  $  704,355  $2,912,587  $2,845,029  $2,552,174  $2,473,825  $2,648,000
                                              ======================  ==========================================================
Rental Expense:
  Building rental expense                     $   26,489  $   23,513  $   92,626  $   92,112  $   83,627  $   75,918  $   71,403
  Portion of rental expense deemed
    representative of interest                     8,741       7,759      30,567      30,397      27,597      25,053      23,563

Preferred Stock Charge:
  Preferred stock dividends                          450         415       1,749       2,182           -       4,028      14,830
  Pre-tax preferred dividends                        692         638       2,691       3,357           -       6,197      22,815
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